                                                                   EXHIBIT 12(A)


                                 SUBSCRIPTION AGREEMENT



  This Subscription Agreement (the "Agreement") between USAA Life Insurance Company (hereinafter "USAA LIFE"), a stock life insurance company existing under and by virtue of the laws of the State of Texas, on behalf of the Separate Account of USAA LIFE Insurance Company ("Separate Account"), and USAA Life Investment Trust (hereinafter the "Trust"), a business trust organized and existing under and by virtue of the laws of the State of Delaware.

  In consideration of the mutual promises set forth herein, the parties agree as follows:

  1. The Trust agrees to sell to USAA LIFE, for the Separate Account, and USAA LIFE agrees to purchase, on behalf of the Separate Account, for the aggregate amount of $81,000,000.00, shares of beneficial interest of the five existing series ("Funds") of the Trust (hereinafter the "Shares") at a price of ten dollars ($10.00) per Share for each Fund, except the Money Market Fund, for which the price is one dollar ($1.00) per Share, in the following amounts:


         2,100,000 Shares of USAA Life Variable Annuity Money Market Fund 2,000,000 Shares of USAA Life Variable Annuity Income Fund
         2,000,000 Shares of USAA Life Variable Annuity Growth and Income Fund 1,890,000 Shares of USAA Life Variable Annuity World Growth Fund 2,000,000 Shares of USAA Life Variable Annuity Diversified Assets Fund

  Such sale and purchase will be consummated following the effectiveness of the Trust's Form N-1A registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and prior to the commencement of the Trust's offering of its Shares to the Separate Account.

  2. USAA LIFE acknowledges that the Shares have not been registered under any state or federal securities laws and that, therefore, the Trust is relying on certain exemptions therein from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares. USAA LIFE also understands that any resale of the Shares, or any part thereof, may be subject to restrictions under state and federal securities laws, and that USAA LIFE may be required to bear the economic risk of an investment in the Shares for an indefinite period of time.

  3. USAA LIFE represents and warrants that it is acquiring the Shares solely for its own account and solely for investment purposes and not with a view to the resale or disposition of all or any part thereof, and that it has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof.

  4. USAA LIFE agrees that it will not sell or dispose of the Shares or any part thereof unless registration statements with respect to such Shares are then in effect under the Securities Act of 1933 and under any applicable state securities laws or unless the undersigned shall have delivered to the Trust an opinion of counsel acceptable to the Trust, in form and substance acceptable to the Trust, that no such registration is necessary.

  5. USAA LIFE further agrees to withdraw any request to redeem any of the Shares to the extent the Trust informs the undersigned that the effect of such redemption could have a material adverse effect on the Funds.

  6. The parties acknowledge, with respect to the foregoing, that USAA Life will bear the organizational expenses of the Trust.

  IN WITNESS THEREOF, the parties hereto have executed this Agreement by their duly authorized representatives this 16th day of December, 1994.


USAA LIFE INSURANCE COMPANY                  USAA LIFE INVESTMENT TRUST



By: /s/ EDWIN L. ROSANE                      By:/s/ EDWIN L. ROSANE
        ----------------                            ---------------
        EDWIN L. ROSANE                             EDWIN L. ROSANE
        CEO, President                              CEO, President



Attest: /s/ R. T. HALINSKI, JR.             Attest: /s/ R. T. HALINSKI, JR.
            -------------------                         -------------------
            R.T. HALINSKI, JR.                          R. T. HALINSKI, JR.
            Assistant Secretary                         Assistant Secretary


9229

                                       2